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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
  EXHIBIT 12 -- STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (In thousands)

                                                                       SIX MONTHS ENDED DECEMBER 31,
                                                                  ---------------------------------------
                                                                       1998                    1997
                                                                  ---------------          --------------

Consolidated pretax income from continuing operations                  $ (29,840)                $ 9,095
Interest expense                                                           6,158                     327
Interest portion of rent expense                                             303                     328
                                                                  ---------------          --------------

     EARNINGS                                                          $ (23,379)                $ 9,750
                                                                  ===============          ==============


Interest expense                                                         $ 6,158                   $ 327
Interest capitalized                                                         458                     416
Interest portion of rent expense                                             303                     328
                                                                  ---------------          --------------

     FIXED CHARGES                                                       $ 6,919                 $ 1,071
                                                                  ===============          ==============


RATIO OF EARNINGS TO FIXED CHARGES                                             -                     9.1
                                                                  ===============          ==============



For purposes of calculating the unaudited ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt issuance costs, whether expensed or capitalized, and that portion of rental expense that is representative of interest. In the six months ended December 31, 1998, earnings were inadequate to cover fixed charge requirements by $30,298.